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                                                                      EXHIBIT 32

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned, the Chief Executive Officer and President and Executive Vice President, Chief Financial Officer and Chief Operating Officer of ValueVision Media, Inc. (the "Company"), certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report on Form 10-Q of the Company for the period ended April 30, 2004 (the "Report") fully complies with the requirements of
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                     /s/ William J. Lansing
                                     -------------------------------------------
                                     William J. Lansing
                                     Chief Executive Officer and President
                                     (Principal Executive Officer)



                                     /s/ Richard D. Barnes
                                     -------------------------------------------
                                     Richard D. Barnes

                                     Executive Vice President, Chief Financial
                                     Officer and Chief Operating Officer
                                     (Principal Financial Officer)

June 9, 2004